Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2022, relating to our audit of the December 31, 2021 and 2020 financial statements, which appears in OMNIQ Corp’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company

Salt Lake City, Utah

February 6, 2023